AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of September, 2009, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Fund Administration Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series, the Capital Advisors Growth Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Administration Agreement; and

WHEREAS, the parties desire to modify the fees associated with a particular series of the Trust; and

WHEREAS, Section 10 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit D is hereby superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit D
to the AST Fund Administration Servicing Agreement

Name of Series	Date Added
Capital Advisors Growth Fund	3/15/2002

Multiple Series Trust FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES FEE SCHEDULE effective September 1, 2009

___ bp on first $_______
___ bp on next $_______
___ bp on next $_______
___ bp over $_________
$______ minimum
$______ for each additional share class.

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – multiple classes, legal administration, daily fund compliance testing, and daily performance reporting.
Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.

Capital Advisors, Inc.

By:/s/ Keith Goddard

Printed Name: Keith Goddard

Title:   President                  Date: 8/31/09